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                                                          Exhibit 99.1
[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

Contacts:

At Financial Relations Board
Amy Cozamanis                 Laurie Berman
Investor/Analyst Contact      General Inquiries
(310) 407-6547                (310) 407-6546


                   AEHR TEST SYSTEMS REPORTS FIRST QUARTER
                           RESULTS FOR FISCAL 2005

Fremont, CA (September 21, 2004) -- Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the first quarter of fiscal 2005 ended August 31, 2004.

Net sales increased 42 percent in the first quarter of fiscal 2005 to $5.9 million, compared with $4.2 million in the first quarter of fiscal 2004. The Company posted a net loss of $1.3 million, or $0.18 per diluted share, in the first quarter of fiscal 2005, compared with a net loss of $808,000, or $0.11 per diluted share, in the same period of the prior year.

"We are pleased with our increased sales performance," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "We had a productive quarter, which included follow-on orders for, and the successful shipment and installation of, MTX Fp+ systems in Asia. The Company's gross margins were lower than normal during the quarter, primarily because of the substantial amount of pass-through products included in the multi-million dollar MTX Fp+ turnkey orders announced previously. We expect gross margins to improve in the second quarter of fiscal 2005, as most of the pass-through products associated with these orders were shipped by the end of the first quarter of fiscal 2005.

"The interest level for our FOX(TM) full wafer contact products has picked up, as the demand for stacked packages is driving the need for burned-in and tested bare die," continued Mr. Posedel. "We believe Aehr Test will benefit from this over the long-term as we penetrate new market opportunities with our innovative FOX family of wafer level test and burn-in products."

At August 31, 2004, cash, short-term investments and long-term investments were $10.9 million, compared to $11.8 million at the end of fiscal 2004. Aehr Test closed the first quarter of fiscal 2005 with no outstanding debt and shareholders' equity of $20.9 million, or $2.82 per diluted share.

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"While we believe that fiscal second quarter net sales will show improvement over the same period in the prior year, we are anticipating a net sales decline when compared with the first quarter of fiscal 2005, primarily because of the reduction in pass-through product shipments," said Gary Larson, vice president and chief financial officer of Aehr Test Systems. "We do, however, anticipate sequential improvements in gross margins and on the bottom line."

MANAGEMENT CONFERENCE CALL
Management of Aehr Test will host a conference call and webcast today, Tuesday, September 21, 2004 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's fiscal 2005 first quarter results. The conference call will be accessible live via the Internet at www.aehr.com. Please go to the website at least fifteen minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days.

ABOUT AEHR TEST SYSTEMS
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAM and logic integrated circuits and has an installed base of more than 2,000 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX, MAX3 and MAX4 systems, and the DiePak(R) carrier. The FOX system is a full wafer contact test and burn-in system. The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die.
For more information, please visit the Company's website at www.aehr.com.

SAFE HARBOR STATEMENT
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding industry growth and customer demand for Aehr Test's products as well as projections regarding Aehr Test's future financial performance. Actual results may vary from projected results. These risks and uncertainties include, without limitation, economic conditions in Asia and elsewhere, world events, acceptance by customers of the FOX, MTX, MAX and DiePak technologies, the Company's development and manufacture of a commercially successful wafer-level test and burn-in system, and the potential emergence of alternative technologies, which could adversely affect demand for Aehr Test's products in fiscal year 2005. See Aehr Test's most recent 10-K report filed with the Securities and Exchange Commission (SEC) for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                          [Financial Tables to Follow]

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                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                      (Unaudited)

                                                    Three Months Ended
                                                         August 31,
                                                   ---------- ----------
                                                      2004       2003
                                                   ---------- ----------
Net sales......................................       $ 5,936     $4,169
Cost of sales..................................         4,869      2,543
                                                   ---------- ----------
Gross profit...................................         1,067      1,626

Operating expenses:
  Selling, general and administrative..........         1,432      1,514
  Research and development.....................         1,025      1,219
                                                   ---------- ----------
    Total operating expenses...................         2,457      2,733
                                                   ---------- ----------
Loss from operations...........................        (1,390)    (1,107)

Interest income................................            24        236
Other income, net..............................            24         63
                                                   ---------- ----------
    Loss before income taxes...................        (1,342)      (808)

Income tax benefit.............................           (18)        --
                                                   ---------- ----------
    Net loss...................................       $(1,324)    $ (808)
                                                   ========== ==========

Net loss per share
    Basic......................................       $ (0.18)    $(0.11)
    Diluted....................................       $ (0.18)    $(0.11)

Shares used in per share calculation:
    Basic......................................         7,393      7,157
    Diluted....................................         7,393      7,157


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                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                          (in thousands, except per share data)

                                                             August 31       May 31,
                                                               2004           2004
                                                           (Unaudited)
                                                           -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................         $ 6,271        $ 4,641
  Short-term investments .............................           4,299          5,892
  Accounts receivable.................................           5,250          4,205
  Inventories ........................................           7,623          7,989
  Prepaid expenses and other .........................             449            492
                                                           -----------    -----------
      Total current assets ...........................          23,892         23,219

Property and equipment, net ..........................           1,306          1,289
Long-term investments ................................             299          1,292
Other assets, net ....................................           1,012          1,012
                                                           -----------    -----------
      Total assets ...................................         $26,509        $26,812
                                                           ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................         $ 2,617        $ 1,838
  Accrued expenses ...................................           2,018          2,100
  Deferred revenue ...................................             651            337
                                                           -----------    -----------
      Total current liabilities ......................           5,286          4,275

Deferred revenue .....................................              26             26
Deferred lease commitment ............................             311            307
                                                           -----------    -----------
      Total liabilities ..............................           5,623          4,608
                                                           -----------    -----------
Shareholders' equity:
  Common stock, $.01 par value outstanding:
    7,394 and 7,389 shares at August 31, 2004
    and May 31, 2004, respectively....................              74             74
  Additional paid-in capital .........................          37,341         37,322
  Net unrealized loss on investments..................              (8)           (14)
  Cumulative translation adjustment...................           1,374          1,393
  Accumulated deficit ................................         (17,895)       (16,571)
                                                           -----------    -----------
      Total shareholders' equity .....................          20,886         22,204
                                                           -----------    -----------
      Total liabilities and shareholders' equity .....         $26,509        $26,812
                                                           ===========    ===========

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